                                                                   Exhibit 21.1



                              LIST OF SUBSIDIARIES

                                                           JURISDICTION
                                                                 OF
   NAME                                                    INCORPORATION
   ----                                                    -------------

   PARADYNE CORPORATION                                    Delaware
           Paradyne Worldwide Corp.                        Delaware
           Paradyne Canada Ltd.                            Ontario Canada
           Paradyne International Ltd.                     United Kingdom
           Paradyne GmbH                                   Germany
           Paradyne International Sales Ltd.               Barbados
           Paradyne Finance Corporation                    Delaware
           Ark Electronic Products Inc.                    Florida
           Communications Equipment Corporation            Delaware